                                                                 EXHIBIT a(1)(i)

                            AIM ADVISOR FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AIM ADVISOR FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Immediately prior to the filing of these Articles of Supplementary the total number of shares of stock of all classes which the Corporation was authorized to issue was 14,776,500,000 shares of common stock with a par value of $0.001 per share and having an aggregate par value of $14,776,500. The total number of shares of stock of all classes which the Corporation has authority to issue is not changed by these Articles Supplementary.

     SECOND: Immediately prior to the filing of these Articles Supplementary the Corporation's authorized shares had been classified and designated as follows:

     (a)  Class A Shares:

          AIM Advisor Large Cap Value Fund Class A Shares - 120,000,000

          AIM Advisor Flex Fund Class A Shares - 120,000,000

          AIM Advisor Real Estate Fund Class A Shares - 120,000,000

          AIM Advisor International Value Fund Class A Shares - 120,000,000;

     (b)  Class B Shares:

          AIM Advisor Large Cap Value Fund Class B Shares - 120,000,000

          AIM Advisor Flex Fund Class B Shares - 120,000,000
          AIM Advisor Real Estate Fund Class B Shares - 120,000,000
          AIM Advisor International Value Fund Class B Shares - 120,000,000;

     (c)  Class C Shares:

          AIM Advisor Large Cap Value Fund Class C Shares - 120,000,000
          AIM Advisor Flex Fund Class C Shares - 144,000,000
          AIM Advisor Real Estate Fund Class C Shares - 120,000,000
          AIM Advisor International Value Fund Class C Shares - 120,000,000; and

     (d) 13,312,500,000 shares are shares of stock without further designation or classification.

     THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     FOURTH: The total number of shares of capital stock that the Corporation has the authority to issue has been reclassified by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to the authority contained in the charter of the Corporation. None of the issued and outstanding shares of stock of the Corporation have been reclassified by such action of the Board of Directors.

     FIFTH: As of the filing of these Articles Supplementary, the Corporation's authorized shares shall be classified and designated as follows:

     (a)  Class A Shares:

          AIM Advisor Flex Fund Class A Shares - 120,000,000
          AIM Advisor Real Estate Fund Class A Shares - 120,000,000
          AIM Advisor International Value Fund Class A Shares - 120,000,000;

     (b)  Class B Shares:

          AIM Advisor Flex Fund Class B Shares - 120,000,000
          AIM Advisor Real Estate Fund Class B Shares - 120,000,000
          AIM Advisor International Value Fund Class B Shares - 120,000,000;

     (c)  Class C Shares:

          AIM Advisor Flex Fund Class C Shares - 144,000,000
          AIM Advisor Real Estate Fund Class C Shares - 120,000,000
          AIM Advisor International Value Fund Class C Shares - 120,000,000; and

     (d) 13,672,500,000 shares are shares of stock without further designation or classification.

     SIXTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class A Shares, Class B Shares and Class C Shares described in ARTICLE FIFTH hereof shall be those previously designated in the Charter of the Corporation and shall remain unchanged.

      SEVENTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states to the best of his knowledge, information and belief, the matters and facts set forth in these Articles Supplementary with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, AIM ADVISOR FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on August 31, 2000.


                                                 AIM ADVISOR FUNDS, INC.


Witness:


/s/ OFELIA M. MAYO                               /s/ ROBERT H. GRAHAM
------------------------------                   -------------------------------
Assistant Secretary                              President